UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

J.P. Morgan Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-265588	87-3439916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 9th Floor New York, New York		10172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 270-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 14, 2025, J.P. Morgan Real Estate Income Trust, Inc. (the “Company”) entered into a Second Amendment to Subscription Agreement (the “Amendment”) by and among the Company, J.P. Morgan REIT Operating Partnership, L.P. (the “Operating Partnership”), and J.P. Morgan Investment Management Inc. (the “Adviser”) to amend the repurchase terms for shares of the Company and units of the Operating Partnership purchased by the Adviser. Pursuant to the Amendment, following the end of each month after the earlier of (i) the first date that the Company’s net asset value reaches $1.5 billion and (ii) July 22, 2025, the Company and/or the Operating Partnership will automatically, and without any further action by the Company, the Adviser or any affiliate thereof, repurchase or redeem, as applicable, from the Adviser a number of securities in an amount equal to 80% of the net monthly public and private offering proceeds of the Company, but not to exceed 80% of any remaining availability of repurchases under the Company’s share repurchase plan, after fulfilling any third party stockholder repurchase requests with respect to such month pursuant thereto.

The summary of the Amendment set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith and incorporated by reference herein.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2025, the Operating Partnership, a subsidiary of the Company, as a borrower and certain subsidiaries of the Operating Partnership party thereto from time to time, as designated borrowers, entered into a credit agreement (“Credit Agreement”) with Truist Bank (“Truist”), as the administrative agent and a letter of credit issuer, and each lender party thereto from time to time (the “Lenders”). The Credit Agreement provides for unsecured revolving credit commitments in an aggregate amount of up to $325,000,000 for revolving loans and letter of credit issuances, with an accordion feature pursuant to which the borrowers may request to increase the revolving commitments and create new term loan tranches in an additional aggregate amount of up to $675,000,000, subject to the satisfaction of certain conditions (the “Credit Facility”). The proceeds of the Credit Facility will be used for general business purposes, including, but not limited to, debt refinancing, property acquisitions, new construction, renovations, capital expenditures, expansions, tenant improvement, leasing commissions, refinancing of existing lines, financing acquisition of permitted investments, dividends, redemptions and closing costs and equity investments primarily associated with commercial real estate property acquisitions or refinancings. The Credit Facility is guaranteed by the Company and certain subsidiaries of the Operating Partnership.

At the Operating Partnership’s election, revolving loans advanced under the Credit Agreement shall bear interest at a rate per annum equal to (a) a forward-looking term rate based on the secured overnight financing rate for the applicable interest period (“Term SOFR”), as selected by the Operating Partnership, plus an applicable margin ranging between 1.30% and 1.80% per annum (“Term SOFR Margin”), or (b) the highest of (i) the federal funds rate plus 0.50%, (ii) Truist’s prime rate, (iii) Term SOFR for a one month tenor in effect on such day plus 1.00%, and (iv) 1.00% (“Base Rate”), plus an applicable margin ranging between 0.30% and 0.80% per annum (“Base Rate Margin”). Letters of credit issued under the Credit Facility will accrue a letter of credit fee equal to the applicable Term SOFR Margin times the daily amount available to be drawn under such letter of credit.

Revolving loans and letters of credit under the Credit Facility will mature on July 15, 2028, subject to any earlier termination in accordance with the terms of the Credit Agreement and to certain extension options detailed therein.

Pursuant to the Credit Agreement, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. The Credit Agreement contains events of default customary for financings of this type. Upon the occurrence of certain events of default, Truist, as administrative agent, may, and at the instruction of the Lenders will, among other remedies, suspend the commitments of the Lenders and any obligation of the letter of credit issuers to make letter of credit extensions, terminate the commitments of the Lenders and any obligation of the letter of credit issuer to make letter of credit extensions, demand that existing letters of credit be cash collateralized, and declare the outstanding loans and other obligations under the Credit Facility immediately due and payable.

Terms used but not defined in this Item 2.03 shall have the meanings ascribed to such terms in the Credit Agreement. The summary of the Credit Agreement set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*

Second Amendment to Subscription Agreement dated July 14, 2025, by and among J.P. Morgan Real Estate Income Trust, Inc., J.P. Morgan REIT Operating Partnership, L.P. and J.P. Morgan Investment Management Inc.

10.2*	Credit Agreement dated July 15, 2025, by and among J.P. Morgan REIT Operating Partnership, L.P., Truist Bank, as administrative agent, and the lenders party thereto from time to time
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Real Estate Income Trust, Inc.

Date:	July 17, 2025	By:	/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr. Chief Financial Officer and Treasurer